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                                                    Exhibit 23(b)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated November 6, 1995 covering the audited financial statements of Acuity Imaging, Inc. as of September 30, 1995 and December 31, 1994 and for the years then ended, and our report dated February 4, 1994 covering the audited financial statements of Itran Corporation as of December 31, 1993 and for the year then ended included in or made a part of this registration statement. We also hereby consent to the incorporation by reference in this registration statement of our report dated November 6, 1995 covering the audited financial statements of Acuity Imaging, Inc. as of September 30, 1995 and December 31, 1994 and for the years then ended, and our report dated February 4, 1994 covering the audited financial statements of Itran Corporation as of December 31, 1993 and for the year then ended, included in Robotic Vision Systems, Inc.'s Form 10-K, for the year ended September 30, 1995 and our report dated February 13, 1995 (except for the matters discussed in Notes 7 and 13, as to which the dates are July 19, 1995 and July 11, 1995, respectively) included in Robotic Vision Systems, Inc.'s Form 8-K dated October 3, 1995 and to all references to our Firm included in this registration statement.


                                        ARTHUR ANDERSEN LLP



Boston, Massachusetts
January 8, 1996